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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                  July 14, 2000


                               THE SHAW GROUP INC.
             (Exact name of registrant as specified in its charter)

         Louisiana                  0-22992            72-1106167

      (State or other             (Commission         (IRS Employer
jurisdiction of incorporation)    File Number)     Identification No.)


            8545 United Plaza Boulevard, Baton Rouge, Louisiana 70809
              (Address of principal executive offices and zip code)

                                 (225) 932-2500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this Form 8-K that are not historical facts (including without limitation statements to the effect that The Shaw Group Inc. (the "Company" or "Shaw") or its management "believes," "expects," "anticipates," "plans," or other similar expressions) are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and assumptions and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for and market acceptance of the Company's products and services; changes in general economic conditions, and, specifically, changes in the rate of economic growth in the United States and other major international economies; the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; the cyclical nature of the individual markets in which the Company's customers operate; changes in investment by the energy, power and environmental industries; the availability of qualified engineers and other professional staff needed to execute contracts; the uncertain timing of awards and contracts; cost overruns on fixed, maximum or unit priced contracts; changes in trade, monetary and fiscal policies worldwide; currency fluctuations; the effect of the Company's policies, including but not limited to the amount and rate of growth of Company expenses; the continued availability to the Company of adequate funding sources; delays or difficulties in the production, delivery or installation of products and the provision of services; the ability of the Company to successfully integrate the operations of Stone & Webster, Incorporated; the protection and validity of patents and other intellectual property; and various legal, regulatory and litigation risks. Should one or more of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

Item 2. Acquisition of Disposition of Assets.

         Effective as of July 14, 2000, The Shaw Group Inc. ("Shaw") purchased substantially all of the assets of Stone & Webster, Incorporated ("S&W") and its subsidiaries for approximately $38 million in cash and approximately 2.2 million shares of Shaw's common stock, no par value per share (the "Common Stock"). The assets acquired include, among other things, certain contracts in progress, accounts receivable, equipment, certain real estate and the net assets of S&W's cold storage business, which business S&W had previously announced was for sale. The total amount of the assets acquired by Shaw exceeds $600 million book value. In connection with the acquisition of such assets, Shaw assumed certain liabilities of S&W, including (i) obligations of S&W arising out of performance of contracts assumed by Shaw on and after the closing; (ii) liabilities under S&W's outstanding bank indebtedness (including amounts outstanding pursuant to existing standby letters of credit); (iii) certain unpaid accounts payable; and
(iv) the other liabilities specifically described in the Purchase Agreement (as defined below). Shaw believes that the total value of such assumed liabilities exceeds $400 million.

         S&W, a holding company operating through various subsidiaries, was a leading global provider of full-service, value-added engineering, procurement, construction, consultation and environmental services to the power, process, governmental and industrial markets.

         The sale of the assets of S&W and its domestic subsidiaries was approved by United States District Court for the District of Delaware in S&W's Chapter 11 bankruptcy reorganization proceedings by Order dated July 13, 2000. Shaw also acquired or is in the process of acquiring substantially all of the assets of S&W's foreign subsidiaries. The acquisition by Shaw of the assets of



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S&W was made pursuant to an Asset Purchase Agreement (the "Purchase Agreement")
dated as of July 14, 2000, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

         The Purchase Agreement provides for the escrow of (i) 527,357 shares of Common Stock to secure S&W's indemnification obligations thereunder; and (ii) 286,124 shares of Common Stock to secure obligations that might arise pursuant to letters of credit issued in connection with contracts not assumed by Shaw or contracts defined as "Completed Contracts" in the Purchase Agreement. In connection with the issuance by Shaw of the shares of Common Stock, Shaw has entered into a Registration Rights Agreement providing for certain registration and other obligations of Shaw.

         The consideration paid by Shaw for the assets of S&W was determined pursuant to an auction process conducted in S&W's Chapter 11 bankruptcy reorganization proceedings. Shaw was the successful bidder for the assets. The unsuccessful bidder for S&W's assets was Jacobs Engineering Group Inc. ("Jacobs"). Jacobs had previously entered into an agreement with S&W to purchase substantially all of S&W's assets, such agreement being subject to higher and better offers in S&W's bankruptcy proceedings. In connection with such agreement, Jacobs had provided S&W with certain debtor-in-possession financing, the outstanding amounts of which were paid by Shaw at closing.

         The cash and letters of credit utilized by Shaw to consummate the S&W acquisition were provided pursuant to a new, underwritten $400 million Credit Agreement (the "Credit Agreement") dated as of July 14, 2000, among Shaw, Bank One Capital Markets, Inc. and Bank One, NA. The new credit facility provides for revolving credit loans and the issuance of letters of credit. This credit facility replaces Shaw's former $100 million revolving credit facility. The Bank One credit facility is secured by, among other things, (i) guaranties by Shaw's domestic subsidiaries; (ii) the pledge of the capital stock in Shaw's domestic subsidiaries; (iii) a pledge of 66% of the capital stock in certain of Shaw's foreign subsidiaries; and (iv) a security interest in all property (excluding equipment and real estate) owned by Shaw and its domestic subsidiaries. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. In connection with the closing of the S&W acquisition and the Bank One credit facility, Shaw utilized such facility to repay all outstanding amounts under its 6.44% Series A Senior Secured Notes due 2005 and 6.93% Series B Senior Secured Notes due 2008.

         Shaw currently plans to continue to use the assets acquired from S&W in the same business in which they were used prior to the acquisition.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Businesses Acquired

         It is impractical to provide the financial statements required under
Item 7 of Form 8-K at the time of the filing of this report. Such financial statements will be filed within 60 days of the date this Current Report on Form 8-K was required to be filed.

         (b) Pro Forma Financial Information

         It is impractical to provide the pro forma financial information required under Item 7 of Form 8-K at the time of the filing of this report. Such pro forma financial information will be filed within 60 days of the date this Current Report on Form 8-K was required to be filed.



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         (c) Exhibits

         2.1 Asset Purchase Agreement, dated as of July 14, 2000, among Stone & Webster, Incorporated, certain subsidiaries of Stone & Webster, Incorporated and The Shaw Group Inc. Filed herewith. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Asset Purchase Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

         10.1 Credit Agreement dated as of July 14, 2000, among The Shaw Group Inc., Bank One Capital Markets, Inc. and Bank One, NA. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Credit Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE SHAW GROUP INC.
                                        (Registrant)

Date:    July 28, 2000              By:   /s/ ROBERT L. BELK
                                        ---------------------------------------
                                        Robert L. Belk, Executive Vice President
                                                and Chief Financial Officer



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                               THE SHAW GROUP INC.

                                  EXHIBIT INDEX

                                    Form 8-K
                                  July 14, 2000


EXHIBIT NUMBER           DESCRIPTION                                                      PAGE NO.
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
    2.1                  Asset Purchase Agreement, dated as of July 14, 2000,
                         among Stone & Webster, Incorporated, certain
                         subsidiaries of Stone & Webster, Incorporated and The
                         Shaw Group Inc.  Filed herewith.  Pursuant to Item
                         601(b)(2) of Regulation S-K, the exhibits and
                         schedules referred to in the Asset Purchase Agreement
                         are omitted.  The Registrant hereby undertakes to
                         furnish supplementally a copy of any omitted schedule
                         or exhibit to the Commission upon request.

    10.1                 Credit Agreement dated as of July 14, 2000, among The
                         Shaw Group Inc., Bank One Capital Markets, Inc. and
                         Bank One, NA.  Pursuant to Item 601(b)(2) of
                         Regulation S-K, the exhibits and schedules referred to in the Credit Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.